UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

MAJESCO ENTERTAINMENT COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

February 28, 2013

Dear Stockholder,

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Majesco Entertainment Company to be held at 9:30 a.m. (local time) on April 19, 2013, at our offices, located at 160 Raritan Center Parkway, Suite 1, Edison, New Jersey 08837. The attached notice of Annual Meeting and proxy statement describe the matters to be presented at the Annual Meeting and provide information about us that you should consider when you vote your shares.

The principal business of the meeting will be (i) to elect two Class II members to our Board of Directors, (ii) to advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay), (iii) to ratify the appointment of EisnerAmper LLP as our independent public accountant for the fiscal year ending October 31, 2013, and (v) to transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting, whether or not you can attend.

Sincerely,

/s/ Jesse Sutton

Jesse Sutton
Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

MAJESCO ENTERTAINMENT COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held April 19, 2013

To the Stockholders of Majesco Entertainment Company:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Majesco Entertainment Company, a Delaware corporation (the “Company”), will be held at 9:30 a.m. (local time) on April 19, 2013, at the Company’s offices, located at 160 Raritan Center Parkway, Suite 1, Edison, New Jersey 08837, for the purpose of considering and taking action on the following proposals:

1.	To elect two Class II members to our Board of Directors;
2.	To advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay);
3.	To ratify the appointment of EisnerAmper LLP as our independent public accountant for the fiscal year ending October 31, 2013; and
4.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The foregoing business items are more fully described in the following pages, which are made part of this notice.

WHO MAY VOTE:

You may vote if you were the record owner of the Company’s stock at the close of business on February 22, 2013. The Board of Directors of the Company has fixed the close of business on February 22, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary of the Company at the above address.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Adam Sultan

Adam Sultan
Secretary

February 28, 2013

i

MAJESCO ENTERTAINMENT COMPANY

160 Raritan Center Parkway, Suite 1
Edison, New Jersey 08837
(732) 225-8910

PROXY STATEMENT

FOR MAJESCO ENTERTAINMENT COMPANY
2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 19, 2013

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying notice of the 2013 Annual Meeting of stockholders, contains information about the 2013 Annual Meeting of Stockholders of Majesco Entertainment Company, including any adjournments or postponements thereof (referred to herein as the “Annual Meeting”). We are holding the Annual Meeting at 9:30 a.m. (local time) on April 19, 2013, at our offices, located at 160 Raritan Center Parkway, Suite 1, Edison, New Jersey 08837. For directions to the meeting, please call 1-732-225-8910.

In this proxy statement, we refer to Majesco Entertainment Company as “Majesco,” the “Company,” “we,” “us” or “our.”

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement in connection with the solicitation by the Board of Directors (referred to herein as the “Board of Directors” or the “Board”) of the Company of proxies, in the accompanying form, to be used at the Annual Meeting to be held at 9:30 a.m. (local time) on April 19, 2013, at our offices, located at 160 Raritan Center Parkway, Suite 1, Edison, New Jersey 08837, and any adjournments thereof. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 19, 2013: The proxy statement and annual report to security holders are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=13856.

This proxy statement, the accompanying proxy and, though not part of this proxy statement, our 2012 Annual Report, which includes our financial statements for the fiscal year ended October 31, 2012, are being mailed on or about February 28, 2013 to all stockholders entitled to notice of and to vote at the meeting. You can also find a copy of our 2012 Annual Report on Form 10-K on the Internet through the Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov or through the “Investor Relations” section of our website at www.majescoentertainment.com.

Who Can Vote?

Only stockholders who owned Majesco common stock at the close of business on February 22, 2013, are entitled to vote at the Annual Meeting. On that record date, there were 41,760,653 shares of Majesco common stock outstanding and entitled to vote. Majesco common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the Annual Meeting in person may revoke the proxy and vote at the Annual Meeting.

How Many Votes Do I Have?

Each share of Majesco common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or against all, some or none of the nominees for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board.
•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.
•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to attend the Annual Meeting unless you have a proxy card from your broker.

How Does The Board Recommend That I Vote On The Proposals?

The Board recommends that you vote as follows:

•	“FOR” the election of the Board nominees for Class II directors set forth on the proxy card included in this proxy statement;
•	“FOR” the compensation of our named executive officers as set forth in this proxy statement;
•	“FOR” ratification of the selection of EisnerAmper LLP as our independent public accountant for our fiscal year ending October 31, 2013.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;
•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above — only your latest Internet or telephone vote will be counted;
•	if your shares are registered in your name, notifying Majesco’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or
•	attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” on the proxy card for each account to ensure that all of your shares are voted.

Will My Shares Be Voted If I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 3, the ratification of our independent public accountant, but does not have authority to vote your unvoted shares for Proposal 1, the election of nominees to the Board or Proposal 2, the advisory vote on compensation of our named executive officers. We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Class II Directors	The nominees for director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 2: Advisory Vote on Compensation of Our Named Executive Officers	The advisory vote on the compensation of our named executive officers will be approved if the votes cast in favor of the proposal exceeds the votes cast against the proposal. Abstentions and broker non-votes will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, our Compensation Committee and the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for named executive officers.

Proposal 3: Ratify the Appointment of EisnerAmper LLP as Our Independent Public Accountant for the Fiscal Year Ending October 31, 2013	The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of our independent public accountant. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent accountant. However, if our stockholders do not ratify the appointment of EisnerAmper LLP as our independent public accountant for the fiscal year ending October 31, 2013, the Audit Committee of the Board may reconsider its appointment.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents

The Securities and Exchange Commission (the “SEC”) previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

•	Stockholders whose shares are registered in their own name should contact our transfer agent, American Stock Transfer & Trust Company, and inform them of their request by calling them at 1-800-937-5449 or writing them at 6201 15th Avenue, Brooklyn, New York 11219.
•	Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table is based upon 41,760,653 shares of common stock outstanding as of February 22, 2013, and sets forth, based on the public filings of such individuals and entities and our knowledge of securities issued by us to them, certain information concerning the ownership of voting securities of: (i) each current member of the Board, (ii) our Chief Executive Officer and other executive officers named in the Summary Compensation Table, (iii) all of our current directors and executive officers as a group and (iv) each beneficial owner of more than 5% of the outstanding shares of any class of our voting securities. Except as otherwise indicated, addresses are c/o Majesco Entertainment Company, 160 Raritan Center Parkway, Suite 1, Edison, NJ 08837.

Common Stock	Number of Shares Beneficially Owned		Voting Power
Jesse Sutton	819,128	(1)	1.96%
Michael Vesey	372,814	(2)	*
Allan I. Grafman	405,560	(3)	*
Louis Lipschitz	367,858	(4)	*
Laurence Aronson	282,557	(5)	*
Stephen Wilson	303,476	(6)	*
Keith McCurdy	122,771	(7)	*
Current Executive Officers and Directors as a Group	2,674,434	(8)	6.28%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)	Excludes options that have not vested and are not vesting within 60 days.
(2)	Includes 81,666 shares of common stock underlying outstanding options but does not include options that have not vested and are not vesting within 60 days.
(3)	Includes 279,105 shares of common stock underlying outstanding options but does not include options that have not vested and are not vesting within 60 days.
(4)	Includes 164,365 shares of common stock underlying outstanding options but does not include options that have not vested and are not vesting within 60 days.
(5)	Includes 91,412 shares of common stock underlying outstanding options but does not include options that have not vested and are not vesting within 60 days.
(6)	Includes 125,068 shares of common stock underlying outstanding options but does not include options that have not vested and are not vesting within 60 days.
(7)	Includes 55,671 shares of common stock underlying outstanding options but does not include options that have not vested and are not vesting within 60 days.
(8)	Includes 797,287 shares of common stock underlying outstanding options but does not include options that have not vested and are not vesting within 60 days.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Below is information about our current directors. We have a staggered board of directors comprised of three classes and each director serves until the annual meeting associated with their class. The Class I board members are Jesse Sutton and Louis Lipschitz, who will serve until our annual meeting in 2015. The Class II board members are Laurence Aronson and Keith McCurdy, who are up for re-election at this year’s annual meeting, and if elected will serve until our annual meeting in 2016. The Class III board members are Allan I. Grafman and Stephen Wilson, who will serve until our annual meeting in 2014. The Board has reviewed the materiality of any relationship that each of our directors has with Majesco, either directly or indirectly. Based upon this review, the Board has determined that the following members of the Board are “independent directors” as defined by the rules of the Nasdaq Stock Market: Laurence Aronson, Allan I. Grafman, Louis Lipschitz, Keith McCurdy and Stephen Wilson.

Class I

Name	Age	Position
Jesse Sutton	43	Chief Executive Officer and Director
Louis Lipschitz	67	Director

Class II

Name	Age	Position
Laurence Aronson	56	Director
Keith McCurdy	52	Director

Class III

Name	Age	Position
Allan I. Grafman	59	Chairman
Stephen Wilson	66	Director

JESSE SUTTON.  Mr. Sutton is currently our Chief Executive Officer and has served in such capacity since November 29, 2007 and prior to that as Interim Chief Executive Officer since August 23, 2006. Previously, he served as our President, other than from December 5, 2003 through August 24, 2004, when he served as our Chief Executive Officer. Mr. Sutton also serves as one of our directors. He had served as one of our directors since December 5, 2003, but resigned effective February 6, 2006 in order for the Board to continue to have a majority of independent directors. He joined the Board again on August 23, 2006. In considering Mr. Sutton as a director of the Company, the Board reviewed his extensive knowledge of and experience in a variety of aspects of the interactive entertainment industry.

LOUIS LIPSCHITZ.  Mr. Lipschitz has served as one of our directors since April 20, 2004. From February 1996 to March 2004, he served as Executive Vice President and Chief Financial Officer of Toys “R” Us, Inc. He currently serves on the board of directors of New York and Company, and The Children’s Place Retail Stores, Inc., and previously served as a director of Forward Industries and Finlay Enterprises, Inc. In considering Mr. Lipschitz as a director of the Company, the Board reviewed his extensive expertise and knowledge regarding finance and accounting matters as well as corporate governance. Mr. Lipschitz qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to the Board his understanding of generally accepted accounting principles and his skills in auditing, as well as in analyzing and evaluating financial statements.

LAURENCE ARONSON.  Mr. Aronson has served as one of our directors since November 4, 2004. He is currently an owner of Homewatch CareGivers of Essex, Morris and Union Counties, a provider of home care services. From 2003 to December 2009, he served as the President and Chief Executive Officer of Cartwheel LLC, a marketing services company. From 2000 to 2003, he was the President of Sales and

Customer Marketing at Revlon USA. Prior to that, he held senior leadership positions at Procter & Gamble and Warner Lambert/Adams USA. In considering Mr. Aronson as a director of the Company, the Board reviewed his extensive background in organizational management and human resources, as well as his knowledge and experience in sales and marketing and his specialized expertise in retail marketing.

KEITH MCCURDY.  Mr. McCurdy has served as one of our directors since March 9, 2009. Mr. McCurdy is the co-founder of Vivaty, Inc. and until April 2010, served as its Chief Executive Officer. Prior to this, Mr. McCurdy was the Chief Operating Officer of Hands-On Mobile, Inc. He also served as the Chief Executive Officer of Blaze Entertainment, and held numerous executive positions at Electronic Arts Inc. (EA), including Vice President of Product Development, Vice President of Technology, Vice President of Online, and Director of the Advanced Technology Group. He is a former member of the board of directors of NeuMedia, Inc., formerly Mandalay Media, Inc. In considering Mr. McCurdy as a director of the Company, the Board reviewed his extensive experience in the interactive entertainment business, including in product development and online, mobile and social games.

ALLAN I. GRAFMAN.  Mr. Grafman has served as one of our directors since April 11, 2007 and since December 4, 2007 as Chairman of the Board. He is currently the President of All Media Ventures, and since 2005 has been an operating partner of Mercury Capital Partners. Previously, Mr. Grafman served as President of Archie Comics Entertainment and Executive Vice President, Chief Financial Officer of Hallmark Entertainment. From 1983 to 1996, at Tribune Entertainment, he served as Vice President and at parent Tribune Company, as Managing Director. In considering Mr. Grafman as a director of the Company, the Board reviewed his knowledge and expertise in the media and entertainment industries, and his particular experience in monetizing consumer, technology and media products and services through a variety of distribution channels. In addition, Mr. Grafman qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to the Board his understanding of generally accepted accounting principles and his skills in auditing, as well as in analyzing and evaluating financial statements.

STEPHEN WILSON.  Mr. Wilson has served as one of our directors since May 1, 2006. He is currently a Senior Managing Director at Brock Capital. From May 2001 to February 2006, Mr. Wilson was Executive Vice President, Chief Financial Officer and Chief Administrative Officer at Footstar, Inc. He has also served as Executive Vice President and Chief Financial Officer of Bridge Information Systems, Reader’s Digest Association and RJR Nabisco. His additional prior experience includes senior management and financial positions at Cadbury Schweppes North America and PepsiCo, Inc. In considering Mr. Wilson as a director of the Company, the Board reviewed his extensive experience in a variety of chief financial officer roles, as well as his executive management experience. Mr. Wilson qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to the Board his understanding of generally accepted accounting principles and his skills in auditing, as well as in analyzing and evaluating financial statements.

Committees of the Board of Directors and Meetings

Meeting Attendance.  The Board has a policy that directors make all reasonable efforts to attend our Company’s annual stockholder meetings. Allan I. Grafman, Louis Lipschitz, Jesse Sutton and Stephen Wilson attended last year’s annual stockholders’ meeting. In fiscal 2012, there were a total of 18 meetings of the Board and the various committees of the Board met a total of 24 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal year 2012. The independent members of the Board also met regularly in executive session.

Audit Committee.  The Board has a standing Audit Committee, consisting of Messrs. Louis Lipschitz (Chair), Allan I. Grafman, Laurence Aronson and Stephen Wilson. Our Audit Committee held seven meetings during fiscal year 2012. The Audit Committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The charter of the Audit Committee can be found on our website at www.majescoentertainment.com.

The Board has determined that each member of the audit committee is “independent,” as that term is defined by applicable SEC rules. In addition, the Board has determined that each member of the audit committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

The Board has determined that Messrs. Allan I. Grafman, Louis Lipschitz and Stephen Wilson are “financial experts” serving on its Audit Committee, and are independent, as the SEC has defined that term in Item 407 of Regulation S-K. Please see the biographical information for these individuals contained in the section above entitled, “The Board of Directors.”

Nominating and Governance Committee.  The Board has a standing Nominating and Governance Committee. The Nominating and Governance Committee consists of Messrs. Stephen Wilson (Chair), Laurence Aronson, Allan I. Grafman, and Louis Lipschitz. The Nominating and Governance Committee may employ a variety of methods for identifying and evaluating nominees for director. All members of the Nominating and Governance Committee qualify as independent as defined by the rules of the Nasdaq Stock Market. The Nominating and Governance Committee held four meetings during fiscal year 2012. The Nominating and Governance Committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for its composition and meetings. The charter of the Nominating and Governance Committee can be found on our website at www.majescoentertainment.com.

The Nominating and Governance Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. Candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year.

As reflected in its charter, factors considered by the Nominating and Governance Committee in the selection of director nominees are those it may deem appropriate, including judgment, character, high ethics and standards, integrity, skills, diversity, independence, experience with businesses and organizations of a comparable size to the Company, the interplay of the candidate’s experience with the experience of other members of the Board of Directors and the extent to which the candidate would be a desirable addition to the Board or any of its committees. In addition, in considering nominees for director, the Nominating and Governance Committee will review the qualifications of available candidates that are brought to the attention of the Nominating and Governance Committee by any member of the Board, stockholders and management or identified by the Nominating and Governance Committee through the use of search firms or otherwise.

The Nominating and Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Nominating and Governance Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. Members of the Nominating and Governance Committee discuss and evaluate possible candidates in detail prior to recommending them to the Board. While we do not have a formal policy on diversity, our Nominating and Governance Committee considers diversity of experience as one of the factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should follow the procedures described in this section and in the Company’s Nominating and Governance Committee Charter. The Nominating and Governance Committee Charter adopted by the Nominating and Governance Committee provides that nominees recommended by stockholders are given appropriate consideration and will be evaluated in the same manner as other nominees. Following verification of the stockholder status of persons proposing candidates, the Nominating and Governance Committee makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Company’s Board of Directors before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a stockholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee as part of its review. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Nominating and Governance Committee, a potential candidate nominated by a stockholder is treated like any other potential candidate during the review process by the Nominating and Governance Committee.

Board of Directors Leadership Structure and Role in Risk Oversight.  Our current Board of Directors leadership structure separates the positions of Chief Executive Officer and Chairman of the Board, although we do not have a corporate policy requiring that structure. The Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives.

Our Chief Executive Officer, who is also a member of the Board, is primarily responsible for our operations and strategic direction, while our Chairman of the Board, who is an independent member of the Board, is primarily focused on matters pertaining to corporate governance, including management oversight. While the Board believes that this is the most appropriate structure at this time, the Board retains the authority to change the Board structure, including the possibility of combining the Chief Executive Officer and Chairman of the Board position, if it deems such a change to be appropriate in the future.

While management is responsible for managing the day to day issues faced by the Company, the Board has an active role, directly and through its committees, in the oversight of the Company’s risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts.

Each of the Board’s committees also oversees the management of the Company’s risks that are under each committee’s areas of responsibility. For example, the Audit Committee oversees management of accounting, auditing, external reporting, internal controls, and cash investment risks. The Nominating and Governance Committee oversees the Company’s compliance policies, Code of Conduct and Ethics, conflicts of interests, director independence and corporate governance policies. The Compensation Committee oversees risks arising from compensation practices and policies. While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks. In this manner the Board is able to coordinate its risk oversight.

Compensation Committee; Compensation Committee Interlocks and Insider Participation.  The Compensation Committee of the Board is composed entirely of directors who are not our current or former employees, each of whom meets the applicable definition of “independent” as defined by the rules of the Nasdaq Stock Market. None of the members of the Compensation Committee during fiscal 2012 (i) had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of related party transactions or (ii) was an executive officer of a company of which an executive officer of the Company is a director. The current members of our Compensation Committee are Messrs. Laurence Aronson (Chair), Allan I. Grafman, Louis Lipschitz and Stephen Wilson. Our Compensation Committee has no interlocks with other companies. Our Compensation Committee held 13 meetings during fiscal year 2012. The charter of the Compensation Committee can be found on our website at www.majescoentertainment.com.

The Compensation Committee is responsible for establishing and administering our executive compensation policies. The role of the Compensation Committee is to (i) formulate, evaluate and approve compensation of the Company’s directors, executive officers and key employees, (ii) oversee all compensation programs involving the use of the Company’s stock, and (iii) produce, if required under the securities laws, a report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders. The duties and responsibilities of the Compensation Committee under its charter include:

•	Annually reviewing and making recommendations to the Board with respect to compensation of directors, executive officers and key employees of the Company;
•	Annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board the Chief Executive Officer’s compensation levels based on this evaluation;
•	Reviewing competitive practices and trends to determine the adequacy of the executive compensation program;

•	Approving and overseeing compensation programs for executive officers involving the use of the Company’s stock;
•	Approving and administering cash incentives and deferred compensation plans for executives (including any modification to such plans) and oversight of performance objectives and funding for executive incentive plans;
•	Annually evaluating the performance of the Compensation Committee; and
•	Making regular reports to the Board concerning the activities of the Compensation Committee.

When appropriate, the Compensation Committee may, in carrying out its responsibilities, form and delegate authority to subcommittees. The Chief Executive Officer plays a role in determining the compensation of our other executive officers by evaluating the performance of those executive officers. The Chief Executive Officer’s evaluations are then reviewed by the Compensation Committee. This process leads to a recommendation for any changes in salary, bonus terms and equity awards, if any, based on performance, which recommendations are then reviewed and approved by the Compensation Committee.

From time to time the Compensation Committee has retained an independent compensation consulting firm, James F. Reda & Associates, a division of Gallagher Benefit Services, Inc. (“Reda & Associates”), to assist it in determining appropriate short-term and long-term incentive awards for key executives. Other services have included a review of the Company’s Amended and Restated 2004 Employee, Director and Consultant Incentive Plan (referred to herein as the “Incentive Plan”), valuation of employee and director equity grants, valuation of warrants, and advisement on RiskMetrics policy guidelines.

The Compensation Committee retains the consulting firm directly, although in carrying out assignments, the consulting firm also interacts with Company management when necessary and appropriate in order to obtain compensation and performance data for the executives and the Company. In addition, the consultant may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm alignment with the Company’s business strategy and/or identify data questions or other similar issues.

The Compensation Committee has the authority, at the Company’s expense, to select, retain, terminate and set the fees and other terms of, the Company’s relationship with any outside advisors who assist it in carrying out its responsibilities, including compensation consultants or independent legal counsel.

Communications with the Board of Directors

Stockholders may communicate with the Board by sending an email to Investorrelations@majescoentertainment.com or by sending a letter to Majesco Entertainment Company’s Board of Directors, c/o the Office of the Secretary, 160 Raritan Center Parkway, Suite 1, Edison, New Jersey 08837.

The Office of the Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Office of the Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Executive Officers

The following sets forth certain information regarding our executive officers.

Name	Age	Position
Jesse Sutton	43	Chief Executive Officer
Michael Vesey	50	Chief Financial Officer

JESSE SUTTON. See “Management and Corporate Governance” starting on page 6.

MICHAEL VESEY. Mr. Vesey is currently our Chief Financial Officer and has served in such capacity since March 4, 2011, and prior to that, beginning on August 20, 2010, he served as our Interim Chief Financial Officer. Mr. Vesey joined the Company in May 2006 as its Corporate Controller. Most recently he served as its Senior Vice President, Corporate Controller and Chief Accounting Officer. From November 2004 until he joined the Company, Mr. Vesey served as Chief Financial Officer of Nuvim, Inc., a company that markets and distributes dietary supplement beverages. As Chief Financial Officer of Nuvim, Mr. Vesey was responsible for overseeing all financial and accounting processes and procedures.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about our compensation program for Jesse Sutton, our Chief Executive Officer, and Michael Vesey, our Chief Financial Officer. We refer to these individuals as our “named executive officers.”

Introduction

Our compensation program for the named executive officers consists of base salary, incentive bonus opportunities and long-term incentives. We also maintain employment agreements for some of the named executive officers. The compensation program is designed to achieve the Company’s goal of attracting, retaining and motivating the best possible executive talent.

Our overall philosophy is to link a combination of short and long-term cash and equity incentives to the achievement by our executives of measurable corporate performance objectives. A primary objective is to align the incentives provided to our executives with the creation of long-term value for our stockholders.

Compensation Program

Following is a brief summary of each element of our compensation program for the named executive officers.

Base Salary

We provide a base salary to retain and, as necessary, attract key executive talent and to align our compensation with market practices. Base salaries are reviewed by the Compensation Committee each year. For 2012, the Compensation Committee did not make any adjustment to the base salary levels of our named executive officers. The salary levels remained at $363,000 for Mr. Sutton and $250,000 for Mr. Vesey.

Incentive Bonus Opportunity

The compensation committee has the authority to award incentive bonuses to our executives. The incentive bonus program is based on the Company’s fiscal year performance.

The incentive bonus program is an important component of total cash compensation because it rewards our executives for achieving annual financial and operational goals and emphasizes variable or “at risk” compensation.

In 2012, each of the named executive officers was eligible to receive an incentive bonus based upon a targeted percentage of his base salary, which was 100% for the Chief Executive Officer and 50% for the Chief Financial Officer. The target bonus levels were set in the executive officers’ employment agreements and the target levels have remained consistent through their employment terms.

For 2012, the financial goal accounted for 75% of the incentive bonus opportunity, and was determined by our performance relative to a non-GAAP net income target, which excluded non-operational items, such as warrant accounting, financing costs (excluding normal interest) and severance. Payout could range from 50% to 200% of the bonus opportunity apportioned to the financial goal, based on the extent to which the net income target was achieved:

	Threshold (50% payout level)	Target (100% payout level)	Maximum (200% payout level)
Net Income (000)	$13,626	$17,033	$20,440

The operational goals accounted for 25% of the incentive bonus opportunity, and were allocated between two equally weighted objectives:

•	Digital platforms — achieving meaningful progress in building a digital games business. Performance was determined by the Compensation Committee based on a number of factors including, revenue growth, infrastructure and talent acquisitions, business acquisitions, and product pipeline.
•	Franchise creation — launching a new title that has franchise potential during the fifteen month period of time from November 2011 thru January 2013. Franchise potential was based on unit sales, gross margin and licensing control.

The purpose of the operational goals was to provide incentives for activities important to the Company’s long-term value, outside of immediate financial impact.

We did not achieve the financial and operational goals for 2012 under the incentive bonus plan. Nonetheless, the Compensation Committee decided to pay a discretionary bonus of $54,103 to Mr. Sutton and $18,631 to Mr. Vesey to recognize the Company’s overall financial performance despite difficult industry dynamics and a rapidly slowing market for console video games, and in light of other strategic initiatives enacted by the Company during the year such as its investments in social and mobile games.

For more information on the 2012 incentive bonus opportunities for our named executive officers, please refer to the “2012 Grants of Plan-Based Awards” section, which begins on page 15. The 2012 discretionary bonus payments for each named executive officer are set forth in the “Bonus” column of the Summary Compensation Table on page 15.

Long-Term Incentives

We believe that long-term performance will be enhanced through equity awards that reward our executives and other employees for maximizing stockholder value over time and that align the interests of our executives and other employees with those of stockholders. The compensation committee believes that the use of equity awards offers the best approach to achieving our compensation goals because equity ownership ties a significant portion of an individual’s compensation to the performance of our stock.

On August 3, 2012, the Compensation Committee granted the following number of shares of restricted stock to our named executive officers: 145,000 to Mr. Sutton and 57,000 to Mr. Vesey. The award amount for each executive officer is based on a percentage of his salary. When establishing these award levels, the Compensation Committee considered a number of factors, including our goals of appropriately managing our dilution and burn rate levels and rewarding the individual performance of our named executive officers.

The shares of restricted stock vest in equal installments over a three-year period beginning on the first anniversary of the grant date. The restricted shares are intended to help retain our named executive officers and maintain their focus on our future success.

Employment Agreements

During 2012, we had employment agreements with each of the named executive officers. Mr. Sutton’s employment agreement provides for an annual base salary of $363,000 and a discretionary bonus of up to 100% of his base salary. Mr. Vesey’s employment agreement provides for an annual base salary of $250,000 and a discretionary bonus of up to 50% of his base salary.

Under the employment agreements, each of the named executive officers would be entitled to certain payments and benefits if the Company terminated the executive’s employment without “cause” or the executive terminated his employment for “good reason”. Benefits are also provided if the executive is terminated in connection with a change in control. The benefit levels under the employment agreements generally include continued payment of base salary, a bonus for the year of termination, accelerated vesting of equity awards and continued welfare benefits, and are described in more detail under the “Estimated Payments Upon Termination or Related to a Change in Control” section starting on page 17.

The benefit levels under the employment agreements were negotiated at the time the executives were hired. Consistent with best practices, we do not provide excise tax gross-ups for severance benefits received in connection with a change in control of the Company. The Compensation Committee believes that the employment agreements were necessary in order to induce the named executive officers to serve in their respective positions with the Company and to encourage their full attention and dedication to our success. Moreover, the agreements contain customary confidentiality, non-competition, non-solicitation, and indemnification terms, which protect the Company’s interests upon termination of the executives’ services.

Consideration of Say-on-Pay Vote

At our 2012 Annual Meeting, our stockholders supported our executive compensation program by approving the compensation of our named executive officers by a vote of approximately 94% of the shares represented by person or by proxy at the meeting. The Compensation Committee views this result as confirmation that our compensation program is structured and designed to achieve our stated goals. As a result, we did not make any material changes to our compensation program in 2012.

Risk Assessment

Members of management from our human resources, legal and finance groups assessed whether our compensation policies and practices encourage excessive or inappropriate risk taking by our employees. This assessment included a review of the risk characteristics of our business, our internal controls and related risk management programs, the design of our incentive plans and policies, and the impact of risk mitigation features. Management reported its findings to the Compensation Committee, and after review and discussion, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business.

Compensation Consultant

From time to time the Compensation Committee has retained an independent compensation consulting firm, Reda & Associates, to assist it in determining appropriate short-term and long-term incentive awards for key executives. Other services have included a review of the Company’s Amended and Restated 2004 Employee, Director and Consultant Incentive Plan, valuation of employee and director equity grants, valuation of warrants, and advisement on proxy advisory voting guidelines.

The Compensation Committee retains the consulting firm directly, although in carrying out assignments, the consulting firm also interacts with Company management when necessary and appropriate in order to obtain compensation and performance data for the executives and the Company. In addition, the consultant may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm alignment with the Company’s business strategy and/or identify data questions or other similar issues.

The Compensation Committee has assessed the independence of Reda & Associates pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the consulting firm from independently advising the Compensation Committee.

Section 162(m) of the Tax Code

Section 162(m) of the Internal Revenue Code provides that the Company generally may not deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain named executive officers. Certain “performance-based compensation” paid pursuant to shareholder approved plans is not subject to the deduction limit.

Given our net operating loss carryforwards available to offset taxable income, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. In this regard, the Compensation Committee wants to preserve the ability to award cash or equity compensation to an executive that is not deductible under Section 162(m) if we believe that it is in our stockholders’ best interests.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to compensation paid or accrued during the last three fiscal years ended October 31, 2012, October 31, 2011 and October 31, 2010 to (i) our current Chief Executive Officer and (ii) our current Chief Financial Officer. During the last three fiscal years ended October 31, 2012, October 31, 2011 and October 31, 2010, none of our other executive officers earned compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Jesse Sutton, Chief Executive Officer	2012	363,000	54,103	225,200	—	—	16,551	658,854
	2011	363,000		225,500	—	726,000	15,893	1,330,393
	2010	363,012		176,324		—	—	539,336
Michael Vesey, Chief Financial Officer(6)	2012	250,000	18,631	100,320	—	—	—	368,951
	2011	236,561	—	246,000	94,900	250,000		827,461
	2010	194,660	24,000	58,276	—	24,000	—	276,936

(1)	For 2012, represents discretionary bonus paid to named executive officers in 2013 for 2012 performance.
(2)	Represents the aggregate grant date fair value for restricted stock awards granted during fiscal years 2010, 2011 and 2012 respectively, computed in accordance with FASB ASC Topic 718. See Note 3 to our Consolidated Financial Statements reported in our Annual Report on Form 10-K for our fiscal year ended October 31, 2012 for details as to the assumptions used to determine the grant date fair value of the restricted stock awards.
(3)	Represents the aggregate grant date fair value for options granted in connection with appointment as Chief Financial Officer in March 2011, computed in accordance with FASB ASC Topic 718. See Note 3 to our Consolidated Financial Statements reported in our Annual Report on Form 10-K for our fiscal year ended October 31, 2012 for details as to the assumptions used to determine the grant date fair value of the option awards.
(4)	Represents amounts paid pursuant to the Company’s 2011 and 2010 Incentive Bonus Programs.
(5)	Represents health and dental insurance premiums.
(6)	Mr. Vesey became the Chief Financial Officer in March 2011.

Grant Based Awards Table

2012 GRANTS OF PLAN-BASED AWARDS

The following table presents information relating to the incentive bonus program and restricted stock awards granted to our named executive officers for the fiscal year ended October 31, 2012.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock Awards(3)
Name	Grant Date	Approval Date	Type of Award	Threshold ($)	Target ($)	Maximum ($)	(#)	($)
Jesse Sutton 2012 Incentive Bonus Program	N/A	N/A	Annual Cash Award	181,500	363,000	726,000		N/A
Incentive Plan	8/3/2012	8/3/2012	Restricted Stock				145,000	225,200
Michael Vesey 2012 Incentive Bonus Program	N/A	N/A	Annual Cash Award	62,500	125,000	250,000		N/A
Incentive Plan	8/3/2012	8/3/2012	Restricted Stock				57,000	100,320

(1)	These columns show the dollar value of the potential payout to each named executive officer for the fiscal year ended October 31, 2012 under our 2012 Incentive Bonus Program at threshold, target and maximum levels. Amounts we actually paid during 2013 for 2012 performance are included in the “Bonus” column of the 2012 Summary Compensation Table on page 15.
(2)	This column shows the number of shares of restricted stock granted to each named executive officer in the fiscal year ended October 31, 2012.
(3)	These amounts reflect the aggregate grant date fair value of the restricted stock awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions we made in valuing the stock awards, see “Note 2 — Summary of Significant Accounting Policies — Stock-Based Compensation Expense” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended October 31, 2012, to each of the executive officers named in the Summary Compensation Table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jesse Sutton	—	—	$—	—	306,862	(2)	$306,862
Michael Vesey	15,000	—	$1.53	5/4/2013	179,605	(3)	$179,605
	33,333	66,667	$1.64	3/4/18

(1)	The market value of the shares is determined by multiplying the number of shares times $1.00, the closing price of our common stock on the Nasdaq Capital Market on October 31, 2012, the last business day of our fiscal year.
(2)	Shares vest as follows: 172,312 shares on August 3, 2013; 85,250 shares on August 3, 2014; and 49,300 shares on August 3, 2015.
(3)	Shares vest as follows: 33,333 shares on March 4, 2013; 61,148 shares on August 3, 2013; 33,334 shares on March 4, 2014; 32,410 shares on August 3, 2014; and 19,380 shares on August 3, 2015.

Stock Vested

The following table sets forth certain information concerning the vesting of shares of restricted stock held by our named executive officers during the fiscal year ended October 31, 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Jesse Sutton	178,649	314,422.22
Michael Vesey	83,654	175,891.42

(1)	Includes shares of restricted stock that vested on March 4, 2012 and August 3, 2012.
(2)	Based on the closing price of the Company’s common stock on the vesting date.

Pension Benefits

We do not sponsor or maintain any pension plans for our named executive officers.

Non-qualified Deferred Compensation

We have not adopted any non-qualified deferred contribution plans or other deferred compensation plans.

ESTIMATED PAYMENTS UPON TERMINATION OR RELATED TO A CHANGE IN CONTROL

The table below reflects the amount of incremental compensation to which each named executive officer would have been entitled as a consequence of certain terminations or in connection with a change in control followed by certain terminations. The amounts shown in the table below assume that such terminations were effective as of October 31, 2012 and that the price of our common stock upon which certain of the calculations are made was the closing price of $1.00 per share on October 31, 2012. Because the incremental amount of payments to be made depends on several factors, the actual amounts to be paid out upon termination of employment or termination of employment following a change in control can only be determined at the time of the event. None of the payments set forth below would be grossed-up for taxes. The estimated payments upon termination and termination following a change in control are as follows:

Event(1)	Jesse Sutton	Michael Vesey
Disability(2)
Disability Benefit	—	—
Accelerated Vesting of Restricted Stock	172,312	—
Other Payments	27,923	19,231
Total:	200,235	19,231
Death(3)
Accelerated Vesting of Restricted Stock	306,862	—
Other Payments	27,923	19,231
Total:	334,785	19,231
Termination Without Cause or for Good Reason(4)
Salary	363,000	250,000
Severance Bonus	260,034	—
Benefit Continuation	16,551	—
Accelerated Vesting of Restricted Stock	306,862	66,667
Other Payments	27,923	19,231
Total:	974,370	335,898
Termination Without Cause or for Good Reason upon a Change of Control(5)
Salary	726,000	250,000
Severance Bonus	260,034	—
Benefit Continuation	16,551	—
Accelerated Vesting of Restricted Stock	306,862	179,605
Other Payments	27,923	19,231
Total:	1,337,370	448,387

(1)	No named executive officer would have been entitled to any severance payments if we terminated him for Cause or he terminated his employment with us without Good Reason on October 31, 2012.
(2)	If terminated due to disability on October 31, 2012:

Each named executive officer would have been entitled to receive compensation and benefits through the last day of the named executive officer’s actual employment and payment for accrued but untaken vacation days.

Mr. Sutton would have been entitled to acceleration and full vesting with respect to those unvested shares of restricted stock, stock options and other equity awards held by Mr. Sutton on the date of termination, and those shares of unvested restricted stock, stock options and other equity awards that would otherwise have vested within the 12 month period following termination if he remained in our employ through that date. The amount shown in the table for Mr. Sutton assumes a October 31, 2012 termination and, therefore, is equal to 100 percent of the value of the full-year’s restricted stock grants and options that would otherwise have vested if he had remained in our employ through October 31, 2013.

(3)	Upon termination of employment by reason of death on October 31, 2012:

Each named executive officer’s personal representative would have been entitled to receive compensation and benefits through the last day of the named executive officer’s actual employment and payment for accrued but untaken vacation days.

Mr. Sutton’s personal representative would have been entitled to acceleration and full vesting with respect to those shares of unvested restricted stock, stock options and other equity awards held by Mr. Sutton on the date of death.

(4)	Upon termination of the executive by us without Cause, or termination by the executive for Good Reason, in either case on October 31, 2012:

Each named executive officer would have been entitled to receive salary continuation for 12 months.

Mr. Sutton would have been entitled to receive within 30 days: (i) a payment equal to the average of the percentages used to calculate Mr. Sutton’s Annual Incentive Cash Bonus (as such term is defined in his employment agreement) in each of the previous three fiscal years times Mr. Sutton’s then current base salary (the “Severance Bonus”); (ii) acceleration and full vesting as of the date of termination of all shares of unvested restricted stock, stock options and other equity awards held by Mr. Sutton; (iii) continued Company contributions toward Mr. Sutton’s health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination for 12 months following the date of termination, unless Mr. Sutton is actually covered or becomes covered by an equivalent benefit (at the same cost to him, if any) from another source; and (iv) a payment for accrued but untaken vacation days.

Mr. Vesey would have been entitled to receive a prorated payment for bonus upon the date of termination during the Company’s fiscal year payable at the same time as bonuses are paid to other Company executives, but no later than January 31; and acceleration and full vesting as of the date of termination of all shares of unvested restricted stock, and stock options that were granted on the commencement of Mr. Vesey’s employment agreement.

(5)	Upon a Change of Control and termination of the executive by us without Cause, or termination by the executive for Good Reason, in either case on October 31, 2012:

Each named executive officer would have been entitled to acceleration and full vesting as of the date of termination of all shares unvested restricted stock, stock options and other equity awards held by the named executive officer at the time of such termination.

Mr. Sutton would have been entitled to (i) payment within 30 days of his termination in an amount equal to two years base salary, the Severance Bonus and accrued but untaken vacation days; and (ii) continued Company contributions toward Mr. Sutton’s health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination for 12 months following the date of termination, unless Mr. Sutton is actually covered or becomes covered by an equivalent benefit (at the same cost to him, if any) from another source.

Mr. Vesey would have been entitled to receive lump sum payments of (i) severance, in an amount equal to Mr. Vesey’s, base salary at the time of termination; (ii) accrued but untaken vacation days; (iii) a prorated payment for bonus upon the date of termination during the Company’s fiscal year payable at the same time as bonuses are paid to other Company executives, but no later than January 31.

Mr. Vesey is entitled to the foregoing benefits if the Company terminates his employment without Cause or the agreement is terminated by Mr. Vesey for Good Reason within 12 months of a Change of Control of the Company, and Mr. Sutton is entitled to the foregoing benefits if the Company terminates his employment without Cause or the agreement is terminated by Mr. Sutton for Good Reason within 24 months of a Change of Control of the Company.

Each of the named executive officers generally are subject to restrictive covenants, such as confidentiality, non-solicitation, and non-compete provisions.

Definitions in Mr. Sutton’s Employment Agreement.

Pursuant to Mr. Sutton’s employment agreement, “Cause” for termination shall be deemed to exist upon the occurrence of any of the following: (i) a good faith finding by the Company that Mr. Sutton has engaged in dishonesty, gross negligence or misconduct that is injurious to the Company which, if curable, has not been cured by Mr. Sutton within 10 business days after he shall have received written notice from the Company stating with reasonable specificity the nature of such conduct; (ii) a good faith finding by the Company that Mr. Sutton has willfully failed to perform his duties hereunder which, if curable, has not been cured by Mr. Sutton within 10 business days after he shall have received written notice from the Company stating with reasonable specificity the nature of such conduct; (iii) Mr. Sutton’s failure to follow a specific written directive of the Board, which is business justified and issued in good faith (in the event that Mr. Sutton disagrees with the written directive he shall request, in writing within five (5) business days of his receipt of the Board’s written directive, a meeting with the Board to discuss his concerns with the directive. The decision of the Board following such meeting shall be final and binding); (iv) Mr. Sutton’s conviction or entry of nolo contendere to any felony or crime involving moral turpitude, fraud, theft or embezzlement of Company property; (v) Mr. Sutton’s material breach of this Agreement which, if curable, has not been cured by Mr. Sutton within 10 business days after he shall have received written notice from the Company stating with reasonable specificity the nature of such breach; or (vi) Mr. Sutton’s willful disclosure of confidential information or trade secrets and/or his breach of any confidentiality and non-disclosure agreements he may have executed and/or does execute during the term of his employment with the Company. “Good Reason” means, without Mr. Sutton’s written consent, (i) a material diminution in Mr. Sutton’s base compensation; or (ii) the material diminution in Mr. Sutton’s authority, duties or responsibilities, including no longer directly reporting to the Board; provided that such shall not constitute Good Reason if Mr. Sutton continues to be employed in one of the top three positions in the Company; or (iii) a change in geographic location at which Mr. Sutton must regularly perform services of more than fifty (50) miles; or (iv) any other action or inaction that constitutes a material breach by the Company under Mr. Sutton’s employment agreement. “Change of Control” means the occurrence of any of the following events: (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; or (ii) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company in accordance with Delaware Law; or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are directors of the Company as of January 8, 2009 or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

Definitions in Mr. Vesey’s Employment Agreement.

Pursuant to Mr. Vesey’s employment agreement, “Cause” for termination shall be deemed to exist upon the occurrence of any of the following: (i) a good faith finding by the Company that Mr. Vesey has engaged in dishonesty, gross negligence or misconduct that is injurious to the Company which, if curable, has not been cured by executive within 10 days after he shall have received written notice from the Company stating with reasonable specificity the nature of such conduct; (ii) Mr. Vesey’s conviction or entry of nolo contendere (or international equivalent) to any felony or crime involving moral turpitude, fraud or embezzlement of Company property; (iii) Mr. Vesey’s material breach of his employment agreement, which, if curable, has not been cured by executive within ten (10) calendar days after Mr. Vesey shall have received written notice from the Company stating with reasonable specificity the nature of such breach; or (iv) Mr. Vesey’s material breach of any of the terms of the covenants set forth in Section 6 of his employment agreement, which, if curable, has not been cured by Mr. Vesey within ten (10) calendar days after Mr. Vesey shall have received written notice from the Company stating with reasonable specificity the nature of such breach. “Good Reason” means if the Company, without Mr. Vesey’s written consent, fails to cure any one or more of the events or circumstances listed below within twenty (20) calendar days after receiving written notice from Mr. Vesey: (i) the assignment to Mr. Vesey of duties materially inconsistent with those of a Chief Financial Officer or a material diminution in title or authority; (ii) any material breach by the Company of the material terms of Mr. Vesey’s employment agreement; or (iii) any material breach by the Company of the material terms of Mr. Vesey’s employment agreement; or (iv) the requirement that Mr. Vesey relocate to an office location more than fifty (50) miles outside of the current Company location in Edison, New Jersey. “Change of Control” means the occurrence of any of the following events: (i) any consolidation or merger of the Company with or into any other corporation or entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that a Change of Control shall not include (1) any consolidation or merger effected exclusively to change the domicile of the Company, or (2) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof; or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended October 31, 2012 to each of our directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Jesse Sutton(3)	—	—	—	—		—
Laurence Aronson	40,000	40,000	20,000	—		100,000
Allan I. Grafman	72,000	48,000	24,000	18,000	(4)	162,000
Louis Lipschitz	50,000	40,000	20,000	—		110,000
Keith McCurdy	40,000	26,667	13,333	120,000	(5)	200,000
Stephen Wilson	40,000	33,333	16,667	—		90,000

(1)	Represents the aggregate grant date fair value for stock awards granted by us in fiscal year 2012 computed in accordance with FASB ASC Topic 718. See Note 3 to our condensed consolidated financial statements reported in our Annual Report on Form 10-K for our fiscal year ended October 31, 2012 for details as to the assumptions used to determine the fair value of the stock awards.
(2)	Represents the aggregate grant date fair value of options granted in fiscal year 2012 computed in accordance with FASB ASC Topic 718. See Note 3 to our condensed consolidated financial statements reported in our Annual Report on Form 10-K for our fiscal year ended October 31, 2012 for details as to the assumptions used to determine the fair value of the option awards.
(3)	Mr. Sutton does not receive compensation for serving as a director.
(4)	Represents a stipend for medical insurance.
(5)	Pursuant to a consulting agreement with the Company.

Name	Number of Stock Options Held at Fiscal Year-End	Number of Shares of Restricted Stock Held at Fiscal Year-End
Laurence Aronson	91,412	5,681
Allan I. Grafman	279,105	6,818
Louis Lipschitz	164,365	5,681
Keith McCurdy	55,671	3,787
Stephen Wilson	125,068	4,734

Director Compensation Program

Each non-employee director receives an annual cash retainer of $40,000, other than the Chair of the Company’s Audit Committee, who receives $50,000. In addition, the Chairman of the Board receives an additional annual cash retainer of $32,000.

Each non-employee director also receives annual equity grants valued at $40,000, other than the Chair of the Nominating and Governance Committee, who receives grants valued at $50,000, and the Chairs of the Compensation and Audit Committees, who receive grants valued at $60,000. The Chairman receives additional equity grants valued at $32,000.

The equity portion of the compensation is a mix of 2/3 restricted stock and 1/3 stock options, and is granted under the Incentive Plan. The restricted stock is awarded quarterly with the number of shares determined by dividing the applicable dollar amount by the fair market value of the Company’s common stock on the day prior to the grant date. The stock options are awarded annually with the number of shares determined using a Black-Scholes formula. The restricted stock vests 180 days from the grant date. The options vest over two years, with half vesting on each of the first and second anniversaries of the grant date.

Equity Compensation Plan Information (as of October 31, 2012)

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,241,567	$4.72	4,296,718
Equity compensation plans not approved by security holders	66,500 (1)	$1.18	—
Total	1,308,067	$4.54	4,296,718

(1)	Represents warrants to purchase 16,500 shares of common stock at a purchase price per share of $1.55 granted to a consultant in 2006, and warrants to purchase 50,000 shares of common stock at a purchase price of $1.056 per share granted to a consultant in 2010.

REPORT OF AUDIT COMMITTEE

The current members of the Audit Committee are Messrs. Louis Lipschitz (Chair), Laurence Aronson, Allan I. Grafman and Stephen Wilson.

The Audit Committee of the Board, which consists entirely of directors who meet the required independence and experience requirements of Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and the rules of the Nasdaq Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, which is available on our website at www.majescoentertainment.com. The Audit Committee is responsible for selecting, retaining and determining the compensation of our independent public accountant, approving the services they will perform, and reviewing the performance of the independent public accountant. The Audit Committee reviews with management and our independent public accountant our annual financial statements on Forms 10-K and our quarterly financial statements on Forms 10-Q. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2012, the Audit Committee took the following actions:

•	reviewed and discussed the audited financial statements for the fiscal year ended October 31, 2012 with management and EisnerAmper LLP (“EisnerAmper”), our independent public accountant;
•	discussed with EisnerAmper the matters required to be discussed in accordance with the rules set forth by the Public Company Accounting Oversight Board (“PCAOB”), relating to the conduct of the audit; and
•	received written disclosures and the letter from EisnerAmper regarding its independence as required by applicable requirements of the PCAOB regarding EisnerAmper’s communications with the Audit Committee and the Audit Committee further discussed with EisnerAmper their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and EisnerAmper, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012 for filing with the SEC.

THE AUDIT COMMITTEE:

Louis Lipschitz (Chair)
Laurence Aronson
Allan I. Grafman
Stephen Wilson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based on our review of the copies of these reports received by us, or written representations from the reporting persons that no other reports were required, we believe that, during fiscal 2012, all filing requirements applicable to our current officers, directors and greater than 10% beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Morris Sutton, the former chief executive officer of the Company, resigned effective January 1, 2007 and became a consultant. The Company paid Mr. Sutton approximately $150,000 during the year ended October 31, 2011 and $150,000 during the year ended October 31, 2012 for his consulting services. Morris Sutton is Jesse Sutton’s father.

In February 2012, the Board adopted, upon recommendation of the Nominating and Governance Committee, a formal written policy governing the review and approval of related person transactions, which is posted under the heading “Corporate Governance” of the Investor Relations section of our website at www.majescoentertainment.com. For purposes of this policy, consistent with the Nasdaq Stock Market rules, the terms “related person” and “transaction” are as defined in Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended. The policy provides that each director and executive officer shall promptly notify our General Counsel of any transaction involving the Company and a related person. Such transaction will be presented to and reviewed by the Nominating and Governance Committee for approval, ratification or such other action as may be appropriate. The Nominating and Governance Committee shall approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders, taking into account all available facts and circumstances as the Nominating and Governance Committee determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction, whether there are any compelling business reasons for the Company to enter into the transaction, whether the transaction would impair the independence of an otherwise independent director and whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director, executive officer or other related person, the direct or indirect nature of the director’s, executive officer’s or other related person’s interest in the transaction and the ongoing nature of the proposed relationship. In reviewing and approving such transactions, the Nominating and Governance Committee shall obtain, or shall direct management to obtain on its behalf, all information that the Nominating and Governance Committee believes to be relevant and important to a review of the transaction prior to its approval.

The Board may adopt any further policies and procedures relating to the approval of related person transactions that it deems necessary or advisable from time to time.

ELECTION OF DIRECTORS

(Notice Item 1)

On January 10, 2013, the Board nominated Laurence Aronson and Keith McCurdy for election as Class II directors at the Annual Meeting. Each of the nominees have consented to serve if elected, and each of them has consented to being named in this proxy statement. Both of the nominees are currently directors of the Company.

Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in that nominee’s place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

A plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each of our nominees as a Class II director. Our Restated Certificate of Incorporation and Restated Bylaws currently provide for a classified Board of Directors. All nominees will be Class II Directors and will have a term that expires at the annual meeting in 2016.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF LAURENCE ARONSON AND KEITH MCCURDY AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(Notice Item 2)

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we included two stockholder votes on named executive officer compensation in last year’s regular 2012 proxy statement. In those votes, which were advisory and nonbinding, our stockholders approved the compensation of our named executive officers as disclosed in the 2012 proxy statement (commonly referred to as a “say-on-pay” vote) and approved the recommendation of our Board of Directors to hold future say-on-pay votes on an annual basis.

As a result, our stockholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers (“NEOs”), as disclosed in this proxy statement. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.

Our executive compensation programs are based on three core principles that are designed to motivate our NEOs to achieve annual financial and strategic objectives to enhance the profitability of the Company and create long-term stockholder value. The fiscal year 2012 compensation of our NEOs reflected these core principles:

•	A significant portion of each NEO’s cash compensation was based on the annual financial performance of the Company and therefore “at risk”;
•	A significant portion of each NEO’s total compensation was provided in the form of long-term equity, a significant portion of which was subject to stock price performance, to further align the interest of NEOs and stockholders; and
•	The target total direct compensation package for each NEO was consistent with market practices for executive talent and each NEO’s individual experience, responsibilities and performance.

We believe that our compensation programs and policies for the fiscal year ended October 31, 2012 were consistent with our core compensation principles, an effective incentive for the achievement of positive results, aligned with stockholders’ interests, supported by strong compensation governance practices and worthy of continued stockholder support. Accordingly, we ask for our stockholders to indicate their support for the compensation paid to our NEOs by voting FOR the following non-binding resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve the compensation of the named executive officers on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Company’s 2012 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis and the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the 2012 proxy statement).”

Approval of this proposal requires that votes cast in favor of the proposal exceeds the votes cast against the proposal. Because your vote is advisory, the result will not be binding upon the Company. Although not binding, our Compensation Committee and the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address any concerns raised by the vote and when making future compensation decisions for NEOs.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NEOS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

RATIFICATION OF APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTANT

(Notice Item 3)

The Audit Committee has appointed EisnerAmper LLP (“EisnerAmper”), independent public accountant, to audit our financial statements for the fiscal year ending October 31, 2013. The Board proposes that the stockholders ratify this appointment. We expect that representatives of EisnerAmper will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table sets forth the fees billed by EisnerAmper for each of our last two fiscal years for the categories of services indicated.

Category	2012	2011
Audit Fees(1)	$215,000	$205,000
Audit Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$5,130

(1)	Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve the engagement of EisnerAmper to perform audit and other services for the Company. Our procedures for the pre-approval by the Audit Committee of all services provided by EisnerAmper comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved and the auditors are retained by the Audit Committee. The Audit Committee also has adopted policies and procedures for pre-approving all non-audit work performed by EisnerAmper. The Audit Committee pre-approved all audit, audit-related, tax and other services provided by EisnerAmper for the recently completed fiscal year.

We understand the need for EisnerAmper to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of EisnerAmper, our Audit Committee has restricted the non-audit services that EisnerAmper may provide to us primarily to tax services.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics that applies to all employees, including our principal executive officer and principal financial and accounting officer, and directors. The code can be found on our website at www.majescoentertainment.com. We will provide, without charge, a copy of our Corporate Code of Conduct and Ethics upon request to: Secretary, Majesco Entertainment Company, 160 Raritan Center Parkway, Suite 1, Edison, New Jersey 08837. Disclosure regarding any amendments to, or waivers from, provisions of the Corporate Code of Conduct and Ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

SOLICITATION OF PROXIES

Cost and Method

We will pay all of the costs of soliciting these proxies. In addition to solicitation by mail, our employees, officers and directors may, without additional compensation, solicit proxies by mail, e-mail, facsimile, in person or by telephone or other forms of telecommunication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Participants in the Proxy Solicitation

Under applicable regulations of the SEC, each of our directors may be deemed to be a participant in our solicitation of proxies in connection with the Annual Meeting. Please refer to the sections of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management,” and “Management and Corporate Governance — The Board of Directors” for information about our directors who may be deemed participants in the solicitation. Except as described in this proxy statement, there are no agreements or understandings between us and any of our directors or executive officers relating to their employment with us or any future transactions.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the 2014 annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the next annual meeting, stockholder proposals must be received by the Company no later than October 30, 2013 and must otherwise comply with the requirements of Rule 14a-8.

In addition, the Company’s Restated Bylaws have an advance notice procedure with regard to nominations for the election of directors and business proposals to be brought before an annual meeting of stockholders by any stockholder. In general, any stockholder may nominate one or more persons for election as directors or propose business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of such nomination or nominations or business proposal, setting forth certain specified information relating to such stockholder and his or her nominations or business proposal. To be timely, notice must be received by the Company’s Secretary no earlier than December 14, 2013 and no later than January 13, 2014. Proposals that are not received in a timely manner will not be voted on at the 2014 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to Majesco Entertainment Company, Attention: Secretary, at 160 Raritan Center Parkway, Suite 1, Edison, New Jersey 08837.

Edison, New Jersey
February 28, 2013

Our Annual Report on Form 10-K for the fiscal year ended October 31, 2012, as filed with the SEC (other than exhibits thereto), which provides additional information about Majesco, is available to beneficial owners of our common stock without charge upon written request to: Adam Sultan, Corporate Secretary, Majesco Entertainment Company, 160 Raritan Center Parkway, Suite 1, Edison, New Jersey 08837. The information is also publicly available through the EDGAR system at www.sec.gov and is available on our website at www.majescoentertainment.com in the “Investor Info” section.

MAJESCO ENTERTAINMENT COMPANY
160 Raritan Center Parkway, Suite 1
Edison, New Jersey 08837
(732) 225-8910

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

April 19, 2013

THE BOARD OF DIRECTORS OF MAJESCO ENTERTAINMENT COMPANY SOLICITS
THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the Annual Meeting of Stockholders to be held on April 19, 2013, at Majesco’s offices, located at 160 Raritan Center Parkway, Suite 1, Edison, New Jersey 08837, and hereby appoints Jesse Sutton, our Chief Executive Officer, and Michael Vesey, our Chief Financial Officer, with full power to act alone, and each of them (with full power to act alone), as attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Majesco Entertainment Company registered in the name provided in this Proxy which the undersigned is entitled to vote at the Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR Proposals 1, 2 and 3.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

1.	Election of Class II Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

Proposal to elect nominees:

Laurence Aronson	☐ FOR	☐ WITHHOLD VOTE
Keith McCurdy	☐ FOR	☐ WITHHOLD VOTE
2.	Advisory Vote on Compensation of Our Named Executive Officers

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Ratify the Appointment of EisnerAmper LLP as Our Independent Public Accountant for the Fiscal Year Ending October 31, 2013.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☑ Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Please sign exactly as name(s) appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:
Signature:	Date:

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!